SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 APRIL 14, 2000



                            OMNI NUTRACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   UTAH                            0-18160            87-046822

 (STATE OF OTHER JURISDICTION     (COMMISSION     (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)     IDENTIFICATION NO.)





                              5310 BEETHOVEN STREET
                              LOS ANGELES, CA 90066
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 306-3636


                                       N/A
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

As of April 14, 2000, Arthur Andersen LLP, Independent Public Accountants, the independent accountants previously engaged as the principal accountant to audit the financial statements of Omni Nutraceuticals, Inc. (the "Company" or the "Registrant"), was terminated. The Company had elected to engage another national certified public accounting firm to audit its financial statements on an ongoing basis. As of April 12, 2000, the firm of Singer, Lewak Greenbaum & Goldstein LLP was engaged as the independent accountant for the Registrant to provide services after April 14, 2000, the date of filing of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

Except as set forth below, the audit reports of Arthur Andersen LLP on the financial statements of the Company as of and for the years ended December 31, 1999, 1998, and 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

The financial statements of the Company for the year ended December 31, 1999 contains a statement that losses from operations, a working capital deficit and a retained deficit, raise substantial doubt about the Company's ability to continue as a going concern. The notes to the financial statements describe management's plan to address these concerns, which include (i) the Company raised $3,000,000 via a private placement in January 2000, (ii) the Company raised $2,100,000 via a private placement in March 2000, (iii) the Company has a commitment from the January 2000 investor to provide an additional $2,000,000 in private placement funding contingent on the Company achieving certain sales benchmarks for the first two quarters of 2000; (iv) the Company is currently negotiating to raise an additional $15,000,000 via a private placement with a plan to pay off the Company's term loan with the proceeds; (v) the Company has received a waiver from its credit facility lender for violations of certain covenants included in the loan agreement; (vi) the Company has reduced portions of its fixed overhead expenses, including executive salary reductions of $1,300,000; (vii) Management has revised its marketing strategy and plans to reduce advertising expenditures; and (viii) Management intends to focus additional efforts toward developing its e-commerce operations to generate additional revenues. The notes to the financial statements further state that there are no assurances that the capital already raised by the Company in conjunction with the expense reductions will be sufficient to fund the Company's operations through 2000; there are no assurances that the Company will be able to successfully achieve the sales benchmarks necessary to raise the additional $2,000,000 or successfully raise other additional private placement funds; there is no assurance that Management will be able to successfully enter the e-commerce marketplace; and the failure of the Company to successfully achieve one or all of the above items will have a material impact on the Company's financial position and results of operations.

In connection with their audits of the financial statements of the Company for the years ended December 31, 1998 and December 31, 1999, Arthur Andersen LLP reported to the Company's Board of Directors conditions they believe to be material weaknesses in the Company's system of internal accounting and financial controls. In response, management has begun to identify measures to improve the Company's system of internal controls, including implementing more rigorous internal accounting policies, procedures and controls. Management believes these improved procedures should correct the noted weaknesses.

In May 1999, the Company filed the March 31, 1999 Quarter Report on Form 10-Q with the Securities and Exchange Commission without resolving the issue raised by Arthur Andersen LLP regarding a potential adjustment. This matter was resolved by the Company when it filed Form 10-Q/A on June 9, 1999.

Material adjustments to the Registrant's books were identified during the 1999 audit process and such adjustments were recorded in the Registrant's financial statements included it its Annual Report on Form 10-K for the year ended December 31, 1999. Arther Andersen LLP has recommended that management review the effect of such adjustments on interim periods within the year ended December 31, 1999 and determine whether Quarterly Reports on Form 10-Q filed during 1999 need to be amended. Management has determined to review such recommendations with its new accounting firm and to provide such amended filings if appropriate.

The decision to change accountants was approved by the board of directors of the Company on April 12, 2000. Other than as set forth above, during the Company's two most recent fiscal years and any subsequent interim period preceding the change, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report. The Registrant has provided a copy of this disclosure to its former accountants, and the Registrant requested that the former accountants furnish the Registrant with letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the former accountants' responses indicating agreement is included as an exhibit to this report.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.


     (c)     Exhibits

16.1 Letter dated April 18, 2000, from Arthur Anderson LLP regarding its concurrence with the statements made by the Registrant in this Current Report.

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                                       SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                OMNI  NUTRACEUTICALS,  INC.


Date:  April 18,  2000                         By:  /s/Klee  Irwin
                                                   ----------------
                                                Klee  Irwin
                                                President  and  Chief
                                                Executive Officer